EXHIBIT 24.02

EL PASO ELECTRIC COMPANY
CERTIFICATE OF RESOLUTION

I, Jessica Goldman, Corporate Secretary of El Paso Electric Company, a Texas corporation (the “Company”), do hereby certify that attached hereto is a true, correct and complete copy of the resolution authorizing signatures pursuant to a Power of Attorney for the 2019 Annual Report on Form 10-K, duly adopted by the Board of Directors of the Company at a meeting of said Board duly convened and held on January 30, 2020.

IN WITNESS THEREOF, I have hereunto set my hand and have affixed the seal of the Company this 30th day of January 2020.

/s/ JESSICA GOLDMAN
Jessica Goldman
Corporate Secretary

(Corporate Seal)

EXHIBIT 24.02

EL PASO ELECTRIC COMPANY
RESOLUTION OF THE BOARD OF DIRECTORS
January 30, 2020

RESOLVED, that, Adrian J. Rodriguez and Nathan T. Hirschi are hereby duly appointed the Company's, and its officers' and directors', true and lawful attorneys-in-fact and agents, for their place and stead, in any and all capacities, with full power to act alone, to sign the 2019 Form 10-K, and in any and all amendments thereto, and to file such 2019 Form 10-K and each such amendment, with all exhibits thereto, and any and all documents in connection therewith, with the SEC, hereby granting unto each of the said attorneys-in-fact and agents, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.